Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Incentive Award Plan of Cogent Communications Group, Inc. of our report dated March 30, 2005, with respect to the consolidated financial statements and schedules of Cogent Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
July 14, 2005